SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):
		      October 7, 2005

                         FLYi, Inc.
     (Exact Name of Registrant as Specified in Charter)

         Delaware           0-21976          13-3621051

      State or Other    Commission File     IRS Employer
      Jurisdiction of       Number       Identification No.
      Incorporation


   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                       (703) 650-6000


                             N/A
(Former Name or Former Address, if Changed Since Last Report)


Item 5.02 Departure of Directors or Principal Officers;
Elections of Directors; Appointment of Principal Officers

Low-fare airline Independence Air (Nasdaq: FLYi) announced today that David Asai has been appointed to the position of Chief Financial Officer, effective immediately.

Mr. Asai has been with Independence Air (and Atlantic Coast Airlines) for more than seven years, serving as its Vice President, Controller and Assistant Secretary since January 1998. He has been actively involved in leading the finance activities at the company and led the company's Sarbanes-Oxley internal control compliance effort last year. Before joining the company, Mr. Asai served as Vice President, Controller and Chief Accounting Officer of Reno Air. Prior to that, he was Vice President Finance and Chief Financial Officer of Spirit Airlines. Mr. Asai is a Certified Public Accountant.

Richard Surratt, the company's current Chief Financial Officer, has resigned in order to pursue other opportunities. Mr. Surratt has agreed to remain with the company until October 28, 2005 in order to ensure a smooth transition.



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FLYi, Inc.



Date:   October  7,  2005       By: /S/  David  W. Asai
                         	Name:    David W. Asai
                         	Title: Sr. VP Finance & Chief
	                        Financial Officer